UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 16, 2024

PARK NATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Ohio	1-13006	31-1179518
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

50 North Third Street,	P.O. Box 3500,	Newark,	Ohio	43058-3500
(Address of principal executive offices) (Zip Code)

(740)	349-8451
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares, without par value	PRK	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

    Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 16, 2024, upon the unanimous recommendation of its Nominating and Corporate Governance Committee, the Board of Directors (the “Board”) of Park National Corporation (“Park”) increased the size of the Board effective July 1, 2024 from thirteen directors to fifteen directors, which will create two vacancies on the Board, and appointed Karen A. Morrison and Kelly K. Gratz to the Board to fill the vacancies effective July 1, 2024. Ms. Morrison was appointed to serve in the class of directors whose terms expire at Park’s 2026 annual meeting of shareholders and Ms. Gratz was appointed to serve in the class of directors whose terms will expire at Park’s 2027 annual meeting of shareholders. Ms. Morrison and Ms. Gratz were also appointed to serve on the Board of Park National Bank, Park’s wholly-owned banking subsidiary (the “Bank”), effective July 1, 2024. Certain information regarding each of the newly-appointed directors of Park is provided below.

Kelly K. Gratz is the Chief Executive Officer of G2O, LLC, a customer experience transformation company headquartered in Dublin, Ohio that helps businesses solve problems by using technology, data and analytics, products and talent. She has more than 35 years of experience serving as an executive leader in the technology, healthcare and pharmaceutical industries. Ms. Gratz was appointed to serve on the Risk Committee of the Board effective July 1, 2024.

Karen A. Morrison is the Senior Vice President, External Affairs of OhioHealth Corporation and President of OhioHealth Foundation. She has been with OhioHealth for over 30 years and currently leads the enterprise strategy for external relations including community relations, corporate reinvestment, health equity, and government affairs. As President of the OhioHealth Foundation, she leads the enterprise strategy for philanthropy and social impact. Ms. Morrison was appointed to serve on the Risk Committee of the Board effective July 1, 2024.

As non-employee directors of Park and the Bank, each of the newly-appointed directors will receive compensation on the same basis as the other non-employee directors receive for their service on the Park and Bank Boards of Directors and the respective committees of the Park and Bank Boards of Directors.

The Board has determined that each of the newly-appointed directors currently qualifies as an “independent director” under applicable NYSE rules. The Board has further determined that none of the newly-appointed directors nor any of their respective immediate family members has had (or proposes to have) a direct or indirect interest in any transaction in which Park or any of Park’s subsidiaries was (or is proposed to be) a participant, that would be required to be disclosed under Item 404(a) of SEC Regulation S-K. Notwithstanding the foregoing, during the fiscal year ended December 31, 2023 and the period from January 1, 2024 through the date of this Current Report on Form 8-K, the newly-appointed directors, members of their immediate families and entities with which they are affiliated, were customers of and had banking relationships with the Bank in the ordinary course of business and in compliance with applicable federal state laws and regulations. It is expected that similar banking transactions and relationships will be entered into and exist in the future.

A copy of the press release announcing the appointment of Karen A. Morrison and Kelly K. Gratz is attached and furnished hereto as Exhibit 99.1.

Item 9.01 - Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits: The following exhibits are filed with this Current Report on Form 8-K

Exhibit No.	Description
99.1	Park National Corporation press release dated May 21, 2024.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

[Remainder of page intentionally left blank.]

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK NATIONAL CORPORATION

Dated: May 21, 2024	By:	/s/ Brady T. Burt
Brady T. Burt
Chief Financial Officer, Secretary and Treasurer

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